UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Whirlpool Stockholders: Vote Your Shares

Whirlpool Corporation’s 2026 Annual Meeting of Stockholders will be held on April 21, 2026. Employees who own stock through the Whirlpool 401(k) Retirement Plan or who are registered stockholders are encouraged to read the proxy materials and vote by visiting www.proxyvote.com. The voting instructions diﬀer based on how an employee owns shares:

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401(k) Plan and Registered Stockholders: Employees who hold stock through the 401(k) Plan must vote by 11:59 p.m. Eastern Time on Thursday, April 16, 2026, and employees who are registered stockholders must vote by 11:59 p.m. Eastern Time on Monday, April 20, 2026, if voting by internet or telephone. Employees who are eligible to vote using www.proxyvote.com will receive or may have already received an email from WHIRLPOOL CORPORATION (id@proxyvote.com) with the subject line “Vote now! Whirlpool Corporation Annual Meeting.” This is not a spam email! The message includes a control number and further instructions about how to vote.

•	Broker: Employees who own Whirlpool Corporation stock through a broker will receive instructions, electronically or through the mail, from their brokers about how to vote their shares.

What is the annual meeting of stockholders?

Whirlpool Corporation holds its annual meeting of stockholders every April on the third Tuesday of the month. At the meeting, stockholders receive an update on the state of the business and are able to ask questions and cast their votes on items such as election of directors and other proposals.

What is the proxy statement?

The company’s board of directors encourages stockholders to vote their shares by proxy so that stockholders’ interests are fully represented, whether or not the stockholders are present at the annual meeting to vote. The annual proxy statement discloses information about the company and the annual meeting of stockholders, including the company’s financial performance, board members’ skills and qualifications, executive compensation and stockholder proposals, if any, that are up for vote.

How do I obtain the proxy statement and other materials?

In preparation for the April 21, 2026 meeting, Whirlpool Corporation has filed a definitive proxy statement with the Securities and Exchange Commission (SEC) and mailed a “Notice Regarding the Availability of Proxy Materials” to all stockholders who have not previously requested an alternative delivery method. This notice provides the website where the proxy materials can be viewed and shares can be voted.

The notice also includes instructions for requesting a paper copy of the proxy materials via telephone, Internet or email. These materials may be obtained free of charge upon request at www.proxyvote.com, or by calling 1-800-579-1639. Stockholders who prefer to receive a paper copy of the proxy materials can do so at no charge and can make this election for the current annual meeting or for all future annual meetings.

Investors may also view the proxy statement and related materials free of charge on the Investor page on the Whirlpool Corporation website.

Whirlpool Corporation, its directors and executive oﬃcers and certain other persons may be deemed to be participants in the solicitation of proxies. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC.